INTERDIGITAL ANNOUNCES FINANCIAL RESULTS FOR SECOND QUARTER 2018

5% Sequential Increase in Recurring Revenue, Continued Expense Control and New Tax Rate Drive Solid Quarter

WILMINGTON, DE. - August 2, 2018 - InterDigital, Inc. (NASDAQ:IDCC), a mobile technology research and development company, today announced results for the second quarter ended June 30, 2018.
Effective January 1, 2018, the company adopted a new revenue recognition standard ("ASC 606"), which impacted the company’s recognition of revenue from certain of its fixed-fee and per-unit license agreements. The company adopted ASC 606 using the modified retrospective method, which means that the total amount of revenue reported for second quarter 2017 has not been restated in the current financial statements. In the interest of comparability during the transition year to ASC 606, the company has provided revenue, net income and earnings per share information in accordance with both ASC 606 and revenue recognition rules in effect prior to the adoption of ASC 606 (“ASC 605”).
Second Quarter 2018 Financial Highlights

•
Second quarter 2018 recurring revenue was $67.5 million, a 5% sequential increase compared to first quarter 2018. Under ASC 605, recurring revenue for second quarter 2018 would have been $88.6 million, compared to $87.9 million in second quarter 2017, primarily driven by new fixed-fee agreements signed during 2018.

•	Second quarter 2018 operating expenses decreased by $1.0 million to $53.9 million, compared to $54.8 million in second quarter 2017. Operating expenses were not affected by the adoption of ASC 606.

•
The second quarter 2018 effective tax rate was 9.8%, based on the statutory federal tax rate net of discrete federal and state taxes. The effective tax rate for second quarter 2018 was favorably impacted by provisions contained within the Tax Cuts and Jobs Act of 2017 (the "Tax Reform Act"). This is compared to an effective tax rate of 34.4% based on the statutory federal tax rate net of discrete federal and state taxes during second quarter 2017.

•
Second quarter 2018 net income[1] was $10.7 million, or $0.30 per diluted share. Under ASC 605, net income for second quarter 2018 would have been $33.2 million, or $0.93 per diluted share, compared to $52.5 million, or $1.46 per diluted share, in second quarter 2017.

•
In second quarter 2018, the company recorded $6.8 million of cash provided by operating activities, compared to $19.4 million in second quarter 2017. The company used $0.8 million of free cash flow[2] in second quarter 2018, compared to generating $10.1 million in second quarter 2017. These changes were primarily due to the timing of cash receipts under fixed-fee agreements. Ending cash and short-term investments totaled $1.1 billion.

“Our continued licensing efforts, including new agreements in the second quarter, saw growth in recurring revenue coupled with careful expense discipline and another excellent quarter,” said William J. Merritt, President and CEO. “With the expansion of our patent portfolio, our continued strong participation in 5G, and the expansion of wireless into new markets, we see new opportunities and a platform for continued growth.”
Additional Highlights

•	The current period tax benefit was driven by:

◦
the decrease in the U.S. corporate tax rate from 35% to 21% and the imposition of a 13.125% tax rate on income that qualifies as Foreign Derived Intangible Income ("FDII") under the Tax Reform Act; and

◦	timing differences between the recognition of book and tax revenue that magnify the FDII impact in the current period.

•
The company expects to report a negative effective tax rate for the full year, but expects its long-term tax rate will be in the range of approximately 14% to 15%. The effective tax rate reported in any given year will continue to be influenced by a variety of factors, including timing differences between the recognition of book and tax revenue, the level of pre-tax income or loss, the foreign vs. domestic classification of the company’s customers, and any discrete items that may occur. The company further notes that its tax positions could be altered by pending IRS regulations that could clarify certain provisions of the Tax Reform Act.

•	From January 1, 2018 through July 31, 2018, the company has repurchased 0.2 million shares of common stock under its stock repurchase program for a total cost of $16.0 million.

•	On July 31, 2018, we announced that we had completed the acquisition of the patent licensing business of Technicolor, a worldwide technology leader in the media and entertainment sector.

Conference Call Information
InterDigital will host a conference call on Thursday, August 2, 2018 at 10:00 a.m. Eastern Time to discuss its second quarter 2018 financial performance and other company matters. For a live Internet webcast of the conference call, visit www.interdigital.com and click on the link to the live webcast on the Investors page. The company encourages participants to take advantage of the Internet option.
For telephone access to the conference, call (888) 224-1005 within the United States or +1 (323) 794-2551 from outside the United States. Please call by 9:50 a.m. ET on August 2nd and give the operator conference ID number 9287523.
An Internet replay of the conference call will be available on InterDigital's website in the Investors section. In addition, a telephone replay will be available from 1:00 p.m. ET August 2 through 1:00 p.m. ET August 7. To access the recorded replay, call (888) 203-1112 or +1 (719) 457-0820 and use the replay code 9287523.
About InterDigital®
InterDigital develops mobile technologies that are at the core of devices, networks, and services worldwide. We solve many of the industry's most critical and complex technical challenges, inventing solutions for more efficient broadband networks and a richer multimedia experience years ahead of market deployment. InterDigital has licenses and strategic relationships with many of the world's leading wireless companies. Founded in 1972, InterDigital is listed on NASDAQ and is included in the S&P MidCap 400® index.
InterDigital is a registered trademark of InterDigital, Inc.
For more information, visit the InterDigital website: www.interdigital.com.
Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended.  Such statements include information regarding our current beliefs, plans and expectations, including, without limitation, (i) our current expectations with respect to our effective tax rate for 2018 and our long-term tax rate; and (ii) our belief that the expansion of our patent portfolio, our continued strong participation in 5G, and the expansion of wireless into new markets will provide new opportunities and a platform for continued growth. Words such as "believe," "anticipate," "estimate," "expect," "project," "intend," "plan," "forecast," "goal," "see," and variations of any such words or similar expressions are intended to identify such forward-looking statements.
Forward-looking statements are subject to risks and uncertainties.  Actual outcomes could differ materially from those expressed in or anticipated by such forward-looking statements due to a variety of factors, including, without limitation, those identified in this press release, as well as the following: (i) unanticipated delays, difficulties or acceleration in the execution of patent license agreements; (ii) our ability to leverage our strategic relationships and secure new patent license agreements on acceptable terms; (iii) our ability to enter into sales and/or licensing partnering arrangements for certain of our patent assets; (iv) our ability to enter into partnerships with leading inventors and research organizations and identify and acquire technology and patent portfolios that align with InterDigital's roadmap; (v) our ability to commercialize the company's technologies and enter into customer agreements; (vi) the failure of the markets for the company's current or new technologies and products to materialize to the extent or at the rate that we expect; (vii) unexpected delays or difficulties related to the development of the company's technologies and products; (viii) changes in our interpretations of, and assumptions and calculations with respect to the impact on the company of, the Tax Reform Act, as well as further guidance that may be issued regarding the Tax Reform Act; (ix) the resolution of current legal or regulatory proceedings, including any awards or judgments relating to such proceedings, additional legal or regulatory proceedings, changes in the schedules or costs associated with legal or regulatory proceedings or adverse rulings in such legal or regulatory proceedings; (x) changes or inaccuracies in market projections; and (xi) changes in the company's business strategy.

We undertake no duty to update publicly any forward-looking statement, whether as a result of new information, future events or otherwise, except as may be required by applicable law, regulation or other competent legal authority.
Footnotes
1    Throughout this press release, net income (loss) and diluted earnings per share ("EPS") are attributable to InterDigital, Inc. (e.g., after adjustments for noncontrolling interests), unless otherwise stated.
2    Free cash flow is a supplemental non-GAAP financial measure that InterDigital believes is helpful in evaluating the company's ability to invest in its business, make strategic acquisitions and fund share repurchases, among other things. A limitation of the utility of free cash flow as a measure of financial performance is that it does not represent the total increase or decrease in the company's cash balance for the period. InterDigital defines “free cash flow” as net cash provided by operating activities less purchases of property and equipment, technology licenses and investments in patents. InterDigital's computation of free cash flow might not be comparable to free cash flow reported by other companies. The presentation of this financial information, which is not prepared under any comprehensive set of accounting rules or principles, is not intended to be considered in isolation or as a substitute for the financial information prepared and presented in accordance with GAAP. A detailed reconciliation of free cash flow to net cash provided by operating activities, the most directly comparable GAAP financial measure, is provided at the end of this press release.

SUMMARY CONSOLIDATED STATEMENTS OF INCOME
(dollars in thousands except per share data)
(unaudited)

	For the Three Months Ended June 30,
	2018			2017
	As Reported ASC 606	Adjustment	ASC 605*	As Reported (ASC 605)
REVENUES:
Variable patent royalty revenue	$6,594	$782	$7,376	$11,398
Fixed-fee royalty revenue	60,264	19,261	79,525	73,063
Current patent royalties	66,858	20,043	86,901	84,461
Non-current patent royalties	2,017	—	2,017	47,860
Total patent royalties	68,875	20,043	88,918	132,321
Current technology solutions revenue	680	1,051	1,731	3,458
	$69,555	$21,094	$90,649	$135,779
OPERATING EXPENSES:
Patent administration and licensing	26,487	—	26,487	23,232
Development	15,829	—	15,829	19,098
Selling, general and administrative	11,559	—	11,559	12,501
	53,875	—	53,875	54,831
Income from operations	15,680	21,094	36,774	80,948
OTHER EXPENSE (NET)	(4,847)	4,335	(512)	(2,330)
Income before income taxes	10,833	25,429	36,262	78,618
INCOME TAX EXPENSE	(1,057)	(2,908)	(3,965)	(27,074)
NET INCOME	$9,776	$22,521	$32,297	$51,544
Net loss attributable to noncontrolling interest	(930)	—	(930)	(955)
NET INCOME ATTRIBUTABLE TO INTERDIGITAL, INC.	$10,706	$22,521	$33,227	$52,499
NET INCOME PER COMMON SHARE — BASIC	$0.31	$0.65	$0.96	$1.51
WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING — BASIC	34,769	—	34,769	34,686
NET INCOME PER COMMON SHARE — DILUTED	$0.30	$0.63	$0.93	$1.46
WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING — DILUTED	35,631	—	35,631	35,902
CASH DIVIDENDS DECLARED PER COMMON SHARE	$0.35	$—	$0.35	$0.30

	For the Six Months Ended June 30,
	2018			2017
	As Reported ASC 606	Adjustment	ASC 605*	As Reported (ASC 605)
REVENUES:
Variable patent royalty revenue	$12,677	$4,776	$17,453	$27,257
Fixed-fee royalty revenue	117,935	39,772	157,707	146,430
Current patent royalties	130,612	44,548	175,160	173,687
Non-current patent royalties	25,361	(10,000)	15,361	47,860
Total patent royalties	155,973	34,548	190,521	221,547
Current technology solutions revenue	1,026	4,035	5,061	8,762
	$156,999	$38,583	$195,582	$230,309
OPERATING EXPENSES:
Patent administration and licensing	53,403	—	53,403	50,112
Development	32,003	—	32,003	38,879
Selling, general and administrative	25,763	—	25,763	26,402
	111,169	—	111,169	115,393
Income from operations	45,830	38,583	84,413	114,916
OTHER EXPENSE (NET)	(11,183)	9,011	(2,172)	(5,144)
Income before income taxes	34,647	47,594	82,241	109,772
INCOME TAX BENEFIT (EXPENSE)	3,858	(8,931)	(5,073)	(25,450)
NET INCOME	$38,505	$38,663	$77,168	$84,322
Net loss attributable to noncontrolling interest	(2,126)	—	(2,126)	(1,933)
NET INCOME ATTRIBUTABLE TO INTERDIGITAL, INC.	$40,631	$38,663	$79,294	$86,255
NET INCOME PER COMMON SHARE — BASIC	$1.17	$1.11	$2.28	$2.50
WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING — BASIC	34,705	—	34,705	34,528
NET INCOME PER COMMON SHARE — DILUTED	$1.14	$1.09	$2.23	$2.39
WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING — DILUTED	35,619	—	35,619	36,103
CASH DIVIDENDS DECLARED PER COMMON SHARE	$0.70	$—	$0.70	$0.60

Note: Certain reclassifications have been made to prior period amounts to conform to the current period presentation.

*In the interest of comparability during the transition year to ASC 606, the company has provided its Summary Consolidated Statements of Income for the three and six months ended June 30, 2018 in accordance with both ASC 606 and previous accounting literature, ASC 605. The tables above also show the adjustments made to reconcile the ASC 605 presentation to ASC 606. The company believes this additional information is vital during the transition year to allow readers of its financial statements to compare financial results from the preceding financial year given the absence of restatement of the prior period. The ASC 605 information should be considered in addition to, not as a substitute for, nor superior to or in isolation from, the financial information prepared in accordance with ASC 606.

SUMMARY CONSOLIDATED CASH FLOWS
(dollars in thousands)
(unaudited)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2018	2017	2018	2017
Income before income taxes	$10,833	$78,618	$34,647	$109,772
Taxes paid	(2,746)	(11,120)	(10,799)	(14,110)
Non-cash expenses	19,901	21,645	38,796	44,691
Change in deferred revenue	18,125	(74,039)	(27,167)	32,040
Increase (decrease) in operating working capital, deferred charges and other	(39,286)	4,343	(29,245)	(178,801)
Capital spending and capitalized patent costs	(7,615)	(9,321)	(16,049)	(17,376)
FREE CASH FLOW	(788)	10,126	(9,817)	(23,784)

Long-term investments	(2,000)	(200)	(6,250)	(701)
Dividends paid	(12,164)	(10,402)	(24,319)	(20,694)
Acquisition of patents	(2,250)	—	(2,250)	—
Taxes withheld upon vesting of restricted stock units	(111)	(235)	(8,388)	(22,190)
Share repurchases	(3,148)	—	(9,172)	—
Net proceeds from exercise of stock options	3,930	—	3,930	82
Unrealized gain (loss) on short-term investments	475	(42)	(1,168)	(87)
NET DECREASE IN CASH AND SHORT-TERM INVESTMENTS	$(16,056)	$(753)	$(57,434)	$(67,374)

CONDENSED CONSOLIDATED BALANCE SHEETS
(dollars in thousands)
(unaudited)

	JUNE 30, 2018	DECEMBER 31, 2017
ASSETS
Cash & short-term investments	$1,100,561	$1,157,995
Accounts receivable (net)	77,988	216,293
Other current assets	21,970	21,506
Property & equipment and patents (net)	327,162	336,081
Other long-term assets (net)	91,969	122,545
TOTAL ASSETS	$1,619,650	$1,854,420

LIABILITIES AND SHAREHOLDERS’ EQUITY
Accounts payable, accrued liabilities, taxes payable & dividends payable	$51,520	$69,299
Current deferred revenue	76,777	307,142
Long-term deferred revenue	153,296	309,671
Long-term debt & other long-term liabilities	301,833	295,160
TOTAL LIABILITIES	583,426	981,272
TOTAL INTERDIGITAL, INC. SHAREHOLDERS' EQUITY	1,020,469	855,267
Noncontrolling interest	15,755	17,881
TOTAL EQUITY	1,036,224	873,148
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$1,619,650	$1,854,420

RECONCILIATION OF FREE CASH FLOW TO NET CASH
PROVIDED BY (USED IN) OPERATING ACTIVITIES

In the summary consolidated cash flows and throughout this release, the company refers to free cash flow. The table below presents a reconciliation of this non-GAAP financial measure to net cash provided by (used in) operating activities, the most directly comparable GAAP financial measure.

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2018	2017	2018	2017
Net cash provided by (used in) operating activities	$6,827	$19,447	$6,232	$(6,408)
Purchases of property, equipment, & technology licenses	(1,143)	(557)	(1,542)	(825)
Capitalized patent costs	(6,472)	(8,764)	(14,507)	(16,551)
Free cash flow	$(788)	$10,126	$(9,817)	$(23,784)

CONTACT:	InterDigital, Inc.:
Patrick Van de Wille
patrick.vandewille@interdigital.com
+1 (858) 210-4814